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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Form S-8 Registration Statement of our report dated February 22, 2001 included in Steiner Leisure Limited's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Amendment No. 1 to the Form S-8 Registration Statement.

/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

Miami, Florida,
   September 4, 2001.